Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (Nos. 333-25995, 333-62155, 333-33726, 333-54616, 333-60912 and 333-55866) and (ii) Form S-8 (No. 333-56343) of Kinder Morgan Energy Partners, L.P. of our report dated February 15, 2002 relating to the balance sheet of Kinder Morgan G.P., Inc., which appears in this Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated March 11, 2002.

PricewaterhouseCoopers LLP
Houston, Texas
March 11, 2002